                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        WorldPort Communications, Inc.
                        ------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

          [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

                        WORLDPORT COMMUNICATIONS, INC.
                      1825 Barrett Lakes Blvd., Suite 100
                            Kennesaw, Georgia 30144

                                April 17, 2000

Notice of Annual Stockholders Meeting:

     You are hereby notified that the 2000 Annual Meeting of Stockholders (the "Meeting") of WorldPort Communications, Inc. (the "Company") will be held at the Hyatt Hotel located at 1750 Lake Cook Rd, Northbrook, Illinois at 1:00 p.m. central time, on Monday, May 15, 2000, for the following purposes:

     1.  To elect five directors to hold office until the 2001 Annual Meeting;

     2.  To approve the Company's 2000 Long-term Stock Incentive Plan;

     3. To approve a change in the name of the Company to [new name] and to amend the Certificate of Incorporation accordingly;

     4. To approve an increase in the number of authorized shares of Common Stock from 65,000,000 to 200,000,000 and to amend the Certificate of Incorporation accordingly;

     5. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2000; and

     6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Each of these proposals is described in greater detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on March 22, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     You are invited to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please vote, sign and date the enclosed proxy and return it in the envelope provided.

                              By Order of the Board of Directors


                              Carl J. Grivner
                              Chief Executive Officer

                        WORLDPORT COMMUNICATIONS, INC.

                      1825 Barrett Lakes Blvd., Suite 100
                            Kennesaw, Georgia 30144

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 17, 2000

                ----------------------------------------------

                                PROXY STATEMENT

                -----------------------------------------------

     This Proxy Statement and the accompanying proxy are furnished to stockholders of WorldPort Communications, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the Hyatt Hotel located at 1750 Lake Cook Rd, Northbrook, Illinois at 1:00 p.m. central time, on Monday, May 15, 2000, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal ended December 31, 1999 are being mailed to stockholders on or about April 18, 2000.

     Stockholders of record at the close of business on March 22, 2000 are entitled to notice of and to vote at the Meeting. On such date there were outstanding:

        . 28,737,589 shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock");

        . 965,642 shares of the Company's Series B Convertible Preferred Stock, par value $0.0001 per share (the "Series B");

        . 1,416,030 shares of the Company's Series C Convertible Preferred Stock, par value $0.0001 per share (the "Series C");

        . 316,921 shares of the Company's Series D Convertible Preferred Stock, par value $0.0001 per share (the "Series D"); and

        . 141,603 shares of the Company's Series E Convertible Preferred Stock, par value $0.0001 per share (the "Series E").

     The presence, in person or by proxy, of the holders of a majority of the securities outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. All holders of Series B vote as a single class with the Common Stock with each share of Series B entitled to 40 votes per share. All holders of Series C vote as a single class with the Common Stock with each share of Series C entitled to 10.865 votes per share. All holders of Series D vote as a single class with the Common Stock with each share of Series D entitled to one vote per share. All holders of Series E vote as a single class with the Common Stock with each share of Series E entitled to 10.865 votes per share.

     The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 22, 2000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company and its Chief Executive Officer have received irrevocable proxies from certain of the Company's stockholders directing such proxy holders to vote such stockholders' shares of Series B and Series D Preferred Stock in favor of the following proposals:

     .  To approve the Company's 2000 Long-term Stock Incentive Plan; and

     . To increase the number of authorized shares of Common Stock from 65,000,000 to 200,000,000 and to amend the Certificate of Incorporation accordingly.

Such shares, together with the shares controlled by the Company's officers and directors, represent approximately 94 million votes, or approximately 75% of the total outstanding voting power of the Company, which is sufficient under the Delaware General Corporation Law to approve both of the proposals described above.

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company. Following the original mailing of the proxies and other soliciting materials, employees of the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. Neither the Company's Certificate of Incorporation, By Laws nor Delaware corporate statutes address the treatment and effect of abstentions and broker non-votes; the election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A properly executed proxy will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted FOR the election of all five nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR the approval of the 2000 Long-term Stock Incentive Plan, FOR the approval of the amendments to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 to 200,000,000 and to change the name of the Company to [new name], and FOR the ratification of the selection of Arthur Andersen LLP as independent accountants. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Chief Executive Officer of the Company. A proxy will also be revoked if the stockholder attends the meeting in person and votes. A later dated proxy will revoke a prior dated proxy.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

                      HOLDINGS OF STOCKHOLDERS, DIRECTORS
                            AND EXECUTIVE OFFICERS

Common Stock

     The following table sets forth certain information as of March 22, 2000 (except as otherwise indicated) regarding the beneficial ownership of Common Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of WorldPort's Named Executive Officers (as defined below under Executive Compensation) and directors and (iii) all of WorldPort's executive officers and directors as a group, in each case to the best of WorldPort's knowledge. Except as otherwise indicated, WorldPort believes that the beneficial owners of Common Stock listed below have sole investment and voting power with respect to such shares.

Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                   Number of Shares     Percent of Class(2)
-------------------------------------                   -----------------    -------------------
The Heico Companies, LLC(3)...........................         21,414,924            43.0%
Michael E. Heisley, Sr.(4)............................         21,414,924            43.0%
+Paul A. Moore(5).....................................          5,290,276            16.0%
Carl J. Grivner(6)....................................          3,951,351            12.1%
Anderlit, Ltd.(7).....................................          2,985,076             9.7%
+Phillip S. Magiera(8)................................          1,678,246             5.7%
+Daniel Lazarek(9)....................................            305,000             1.1%
David Hickey(10)......................................            225,625               *
Peter A. Howley(11)...................................            164,628               *
Stephen Courter(12)...................................             80,000               *
Stanley H. Meadows....................................             64,584               *
John T. Hanson(13)....................................             40,625               *
+Donald C. Hilbert, Jr.(14)...........................             13,333               *
Andrew G. C. Sage, II.................................              -----           -----
Executive officers and directors as a group
     (8 people)(15)(16)...............................         25,941,737            47.8%

_________________
*  Less than 1%.
+ No longer with the Company.
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.
(2) Based on 28,737,589 shares of Common Stock outstanding as of March 22, 2000 and, with respect to each individual or group, such number of shares of Common Stock as are issuable upon conversion of convertible securities or exercise of options owned by such individual or group, in each case if such are convertible or exercisable within 60 days.
(3) Includes (i) 15,385,165 shares issuable upon conversion of 1,416,030 shares of WorldPort's Series C Preferred Stock, (ii) 1,538,517 shares issuable upon conversion of 141,603 shares of WorldPort's Series E Preferred Stock,
     (iii) 3,750,001 shares issuable upon conversion of 424,809 shares of WorldPort's Series F Preferred Stock which may be acquired pursuant to an option exercisable within 60 days and (iv) 416,240 shares subject to warrants. The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.
(4) Represents all shares beneficially owned by The Heico Companies, LLC, an entity which Mr. Heisley controls.
(5) Includes (i) 1,000,000 shares of Common Stock and 1,985,076 shares issuable upon conversion of 496,269 shares of Series B Preferred Stock owned by Anderlit, Ltd., (ii) 312,000 shares of Common Stock and all shares owned by Maroon Bells Capital Partners, Inc. ("MBCP") over which Mr. Moore shares voting and investment powers (which consists of 84,540 shares issuable upon conversion of 21,135 shares of WorldPort's Series B Preferred Stock and 316,921 shares issuable upon conversion of 316,921 shares of WorldPort's Series D Preferred Stock), (iii) 19,072 shares issuable upon conversion of 4,768 shares of WorldPort's Series B Preferred Stock which are owned by Moore Investments, (iv) 500,000 shares issuable upon conversion of 125,000 shares of WorldPort's Series B Preferred Stock held by Mr. Moore and (v) 580,000 shares which may be acquired pursuant to options held by Mr. Moore. Mr. Moore holds an irrevocable proxy to vote all shares owned by Anderlit. Mr. Moore is a principal of MBCP and the controlling stockholder of Moore Investments. Mr. Moore resigned as Chief Executive Officer and director of WorldPort in July 1999.
(6) Includes (i) 3,848,229 shares beneficially owned by Paul Moore, Phillip Magiera, Theodore Swindells, MBCP, Moore Investments and Anderlit, Ltd. who have granted a proxy over such shares to the Company and Mr. Grivner, as Chief Executive Officer of the Company, under certain circumstances and
     (ii) 103,122 shares issuable upon the exercise of options.
(7) Includes 1,985,076 shares issuable upon conversion of 496,269 shares of WorldPort's Series B Preferred Stock. The stockholder's address is Palm Chambers No. 3, P.O. Box 3152, Road Town, Tortola, British Virgin Islands.
(8) Includes (i) 500,000 shares issuable upon conversion of 125,000 shares of WorldPort's Series B Preferred Stock, (ii) 405,000 shares which may be acquired pursuant to options and (iii) 425,000 shares owned by Mr. Magiera's children.
(9)  Includes 275,000 shares issuable upon the exercise of options.
(10) Includes 215,625 shares issuable upon the exercise of options.
(11) Represents 90,000 shares issuable upon the exercise of options and 74,628 shares issuable upon conversion of 18,657 shares of WorldPort's Series B Preferred Stock.
(12) Includes 50,000 shares issuable upon the exercise of options.
(13) Represents shares issuable upon the exercise of options.
(14) Represents shares issuable upon the exercise of options.
(15) Includes (i) 25,596,541 shares acquirable upon the conversion of convertible securities and (ii) 914,612 shares issuable upon the exercise of options.

(16) Does not include Messrs. Moore, Magiera, Lazarek or Hilbert who are no longer with the Company.

Preferred Stock

Series B Preferred Stock

     The Series B votes as a single class with the Common Stock with each share entitled to 40 votes. The Series B is convertible on a 1:4 basis into Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series B has been converted. The conversion price is $1.34, as adjusted from time to time. The following table sets forth certain information as of March 22, 2000 regarding the beneficial ownership of Series B Preferred Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series B Preferred Stock, and (ii) each of WorldPort's Named Executive Officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series B Preferred Stock listed below have sole investment and voting power with respect to such shares.

Name and Address of Beneficial Owner                                            Percent of
And Nature of Beneficial Ownership(1)                 Number of Shares             Class
-------------------------------------                 ----------------          ----------
Carl J. Grivner(3)..................................        882,827                91.4%
+Paul A. Moore(4)...................................        647,172                67.0%
Anderlit, Ltd.(5)...................................        496,269                51.4%
Theodore Swindells(6)...............................        131,790                13.7%
+Phillip S. Magiera.................................        125,000                12.9%
Peter A. Howley.....................................         18,657                 1.9%
Michael E. Heisley, Sr..............................          -----               -----
Stanley H. Meadows..................................          -----               -----
Andrew G. C. Sage, II...............................          -----               -----
John T. Hanson......................................          -----               -----
David Hickey........................................          -----               -----
Stephen Courter.....................................          -----               -----
+Donald C. Hilbert, Jr..............................          -----               -----
+Daniel Lazarek.....................................          -----               -----
Executive officers and directors as a group (8              901,484                93.4%
 people)(7)(8)

_________________
+ No longer with the Company.
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.
(2) Based on 965,642 shares of WorldPort's Series B outstanding as of March 22, 2000.
(3) Represents shares beneficially owned by Paul Moore, Phillip Magiera, Theodore Swindells, MBCP, Moore Investments and Anderlit, Ltd. who have granted a proxy over such shares to the Company and Mr. Grivner, as Chief Executive Officer of the Company, under certain circumstances.

(4) Includes (i) 496,269 shares owned by Anderlit, (ii) 21,135 shares owned by MBCP and (iii) 4,768 shares held in the name of Moore Investments. Mr. Moore holds an irrevocable proxy to vote all of the shares owned by Anderlit. Mr. Moore has shared voting and investment powers over all of the shares owned by MBCP. Mr. Moore is the controlling stockholder of Moore Investments. Mr. Moore resigned as a director of WorldPort in July 1999.
(5) The stockholder's address is Palm Chambers No. 3, P. O. Box 3152, Road Town, Tortola, British Virgin Islands.
(6) Includes 21,135 shares owned by MBCP; Mr. Swindells has shared voting and investment powers over all shares owned by MBCP.
(7) Includes all shares beneficially owned by Mr. Grivner pursuant to the proxy described above.
(8) Does not include Messrs. Moore, Magiera, Hilbert or Lazarek who are no longer with the Company.

Series C Preferred Stock

     The Series C votes as a single class with the Common Stock with each share entitled to 40 votes. The Series C is convertible on a 1:10.865 basis into Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series C has been converted. The conversion price is $3.25, as adjusted from time to time. The following table sets forth certain information as of March 22, 2000 regarding the beneficial ownership of Series C Preferred Stock by
(i) all individuals known to beneficially own 5% or more of the outstanding shares of Series C Preferred Stock, (ii) each of WorldPort's Named Executive Officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series C Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)              Number of Shares         Percent of Class(2)
-------------------------------------              ----------------         -------------------
The Heico Companies, LLC(3)..................             1,416,030                 100%
Michael E. Heisley, Sr.(4)...................             1,416,030                 100%
Carl J. Grivner..............................               -----                  -----
Peter A. Howley..............................               -----                  -----
Stanley H. Meadows...........................               -----                  -----
Andrew G. C. Sage, II........................               -----                  -----
John T. Hanson...............................               -----                  -----
David Hickey.................................               -----                  -----
Stephen Courter..............................               -----                  -----
+Donald C. Hilbert, Jr.......................               -----                  -----
+Phillip S. Magiera..........................               -----                  -----
+Daniel Lazarek..............................               -----                  -----
+Paul A. Moore...............................               -----                  -----
Executive officers and directors as a group
   (8 people)(5)(6)..........................             1,416,030                 100%

_________________
+ No longer with the Company.

(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.
(2) Based on 1,416,030 shares of WorldPort's Series C outstanding as of March 22, 2000.
(3) The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.
(4)  Represents all shares owned by Heico, an entity which Mr. Heisley controls.
(5)  Represents all shares owned by Heico, an entity which Mr. Heisley controls.
(6) Does not include Messrs. Moore, Magiera, Hilbert or Lazarek who are no longer with the Company.

Series D Preferred Stock

     The Series D votes as a single class with the Common Stock with each share entitled to one vote. The Series D is convertible on a 1:1 basis into Common Stock and is subject to mandatory conversion upon the date on which 221,845 shares of the Series D have been converted. The conversion price is $3.25 per share, as adjusted from time to time. The following table sets forth certain information as of March 22, 2000 regarding the beneficial ownership of Series D by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series D, (ii) each of WorldPort's Named Executive Officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series D Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)              Number of Shares         Percent of Class(2)
-------------------------------------              ----------------         -------------------
Maroon Bells Capital Partners, Inc.(3).......           316,921                    100%
+Paul A. Moore(4)............................           316,921                    100%
Theodore H. Swindells(5).....................           316,921                    100%
Carl J. Grivner(6)...........................           316,921                    100%
Peter A. Howley..............................            -----                    -----
Michael E. Heisley, Sr.......................            -----                    -----
Stanley H. Meadows...........................            -----                    -----
Andrew G. C. Sage, II........................            -----                    -----
John T. Hanson...............................            -----                    -----
David Hickey.................................            -----                    -----
Stephen Courter..............................            -----                    -----
+Donald C. Hilbert, Jr.......................            -----                    -----
+Phillip S. Magiera..........................            -----                    -----
+Daniel Lazarek..............................            -----                    -----
Executive officers and directors as a group             316,921                    100%
 (8 people)(7)(8)

_________________
+ No longer with the Company.
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.
(2) Based on 316,921 shares of WorldPort's Series D Preferred Stock outstanding as of March 22, 2000.

(3) The address of this stockholder is 100 California Street, Suite 1160, San Francisco, California 94111.
(4) Represents all shares owned by MBCP; Mr. Moore has shared voting and investment powers over all shares owned by MBCP.
(5) Represents all shares owned by MBCP; Mr. Swindells has shared voting and investment powers over all shares owned by MBCP.
(6) Represents all shares owned by MBCP subject to a proxy over such shares granted by MBCP to the Company and Mr. Grivner, as Chief Executive Officer of the Company, under certain circumstances.
(7) Represents all shares beneficially owned by Mr. Grivner pursuant to the proxy.
(8) Does not include Messrs. Moore, Magiera, Hilbert or Lazarek who are no longer with the Company.

Series E Preferred Stock

     The Series E votes as a single class with the Common Stock with each share entitled to 10.865 votes. The Series E is convertible on a 1:10.865 basis into Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series E has been converted. The conversion price is $3.25, as adjusted from time to time. The following table sets forth certain information as of March 22, 2000 regarding the beneficial ownership of Series E Preferred Stock by
(i) all individuals known to beneficially own 5% or more of the outstanding shares of Series E Preferred Stock, (ii) each of WorldPort's Named Executive Officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series E Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)              Number of Shares         Percent of Class(2)
-------------------------------------              ----------------         -------------------
The Heico Companies, LLC(3)..................           141,603                     100%
Michael E. Heisley, Sr.(4)...................           141,603                     100%
Carl J. Grivner..............................            -----                     -----
Peter A. Howley..............................            -----                     -----
Stanley H. Meadows...........................            -----                     -----
Andrew G. C. Sage, II........................            -----                     -----
John T. Hanson...............................            -----                     -----
David Hickey.................................            -----                     -----
Stephen Courter..............................            -----                     -----
+Donald C. Hilbert, Jr.......................            -----                     -----
+Phillip S. Magiera..........................            -----                     -----
+Daniel Lazarek..............................            -----                     -----
+Paul A. Moore...............................            -----                     -----
Executive officers and directors as a group             141,603                     100%
 (8 people)(5)(6)

_________________
+ No longer with the Company.

(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) Based on 141,603 shares of WorldPort's Series E Preferred Stock outstanding as of March 22, 2000.
(3) The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.
(4)  Represents all shares owned by Heico, an entity which Mr. Heisley controls.
(5)  Represents all shares owned by Heico, an entity which Mr. Heisley controls.
(6) Does not include Messrs. Moore, Magiera, Hilbert or Lazarek who are no longer with the Company.

Series F Preferred Stock

     The Heico Companies, LLC holds an option to acquire 424,809 shares for an aggregate amount of $15,000,000. As of March 22, 2000, no shares of Series F were outstanding. The Series F votes as a single class with the Common Stock but are entitled to 8.8275 votes per share. The Series F is convertible on a 1:8.8275 basis into Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series F has been converted. The conversion price is $4.00, as adjusted from time to time. The following table sets forth certain information as of March 22, 2000 regarding the beneficial ownership of Series F Preferred Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series F Preferred Stock, (ii) each of WorldPort's Named Executive Officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of Series F Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)               Number of Shares        Percent of Class(2)
-------------------------------------               ----------------        -------------------
The Heico Companies, LLC(3)....................          424,809                    100%
Michael E. Heisley, Sr.(4).....................          424,809                    100%
Carl J. Grivner................................           -----                    -----
Peter A. Howley................................           -----                    -----
Stanley H. Meadows.............................           -----                    -----
Andrew G. C. Sage, II..........................           -----                    -----
John T. Hanson.................................           -----                    -----
David Hickey...................................           -----                    -----
Stephen Courter................................           -----                    -----
+Donald C. Hilbert, Jr.........................           -----                    -----
+Phillip S. Magiera............................           -----                    -----
+Daniel Lazarek................................           -----                    -----
+Paul A. Moore.................................           -----                    -----
Executive officers and directors as a group (8           424,809                    100%
 people)(5)(6)

_________________
+ No longer with the Company.
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) The Heico Companies, LLC holds an option to acquire 424,809 shares for an aggregate amount of $15,000,000. No shares of WorldPort's Series F Preferred Stock were outstanding as of March 22, 2000.
(3) Represents shares subject to an option which is exercisable at any time until July 15, 2002. The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.
(4) Represents all shares subject to the option held by Heico, an entity which Mr. Heisley controls.
(5) Represents all shares subject to the option held by Heico, an entity which Mr. Heisley controls.
(6) Does not include Messrs. Moore, Magiera, Hilbert or Lazarek who are no longer with the Company.

                    PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     The By Laws of the Company provide that all directors serve for a term of one-year from the date of election and until such director's successor has been duly elected and qualified. Five directors are to be elected by a majority of the stockholder votes cast at the Meeting to serve until the 2001 Annual Meeting and until their successors are elected and qualified. Carl J. Grivner, [nominee], Michael E. Heisley, Sr., Stanley H. Meadows and Andrew Sage, II are nominees for director. Mr. Howley has notified us of his intention to retire from the Board of Directors at the 2000 Annual Meeting. The Company has formed a search committee consisting of Messrs. Grivner and Meadows in order to actively recruit up to two additional qualified, non-employee directors.

     The enclosed proxy cannot be voted for a greater number of persons than five, being the number of nominees named in this Proxy Statement.

     Information about the nominees for director is set forth in the following paragraphs.

                                   NOMINEES

CARL J. GRIVNER                                              Director since 1999

Carl J. Grivner, 46, has served as our Chief Executive Officer and President since June of 1999 and Chairman of the Board of Directors since August 1999.
Mr. Grivner has over twenty years of experience in management, marketing, and technical experience in the high-tech and telecommunications industries. Most recently, Mr. Grivner served as chief executive officer of the Western Hemisphere for Cable & Wireless, a global business voice and data communications supplier based in the United Kingdom. Previously, Mr. Grivner served as president and chief executive of Advanced Fibre Communications, a multi-service access solutions. Prior to joining Advanced Fibre Communications, he served nine years at Ameritech, where he held a series of management positions, including president of Enhanced Business Services and president of its advertising service unit. Previously, Mr. Grivner served nine years in technical and marketing positions with IBM. Mr. Grivner holds a Bachelors of Arts degree in biology from Lycoming College and an advanced degree in business administration from the University of Pennsylvania, Wharton School of Business.

MICHAEL E. HEISLEY, SR.                                      Director since 1998

Michael E. Heisley, Sr., 63, has been a member of the Board of Directors since December 31, 1998. Mr. Heisley has been the Manager, President and Chief Executive Officer of The Heico Companies ("Heico"), a holding company in Chicago, Illinois which acquires or invests in and operates a diverse group of businesses, since its formation in 1988 and also serves as the Chief Executive Officer of various of Heico's subsidiaries. Mr. Heisley is a director of Robertson-Ceco Corporation, Tom's Foods Inc. and nutrisystem.com, Inc. Mr. Heisley received a bachelor's degree in business administration from Georgetown University.

STANLEY H. MEADOWS                                           Director since 1998

Stanley H. Meadows, 55, has been a member of the Board of Directors since December 31, 1998. Mr. Meadows has been General Counsel of Heico since February 1998 and is a partner at the law firm of McDermott, Will & Emery, where he has practiced since 1970. Mr. Meadows is a director of Robertson-Ceco Corporation and Tom's Foods, Inc. Mr. Meadows received a bachelor of science degree from the University of Illinois and a law degree from the University of Chicago.

ANDREW G. C. SAGE II                                         Director since 1999

Andrew G. C. Sage II, 74, has been a member of the Board of Directors since April 30, 1999. Mr. Sage has served as President of Sage Capital Corporation, a general business and financial management corporation specializing in business restructuring and problem solving, since 1993 and was the President and Chief Executive Officer of Robertson Ceco Corporation, a metal buildings manufacturing company, from November 1992 to December 1993. Mr. Sage held various positions with Shearson Lehman Brothers, Inc. and its predecessors, Lehman Brothers and Lehman Brothers Kuhn Loeb, Inc., since joining the investment bank in 1948, including General Partner from 1960-1970, President from 1970-1973, Vice Chairman from 1973-1977, Managing Director from 1977-1987, and Senior Consultant from 1987-1990. Since 1990, Mr. Sage has been a consultant in general business and financial management. Mr. Sage is a director of American Superconductor Corporation and Tom's Foods, Inc., and is currently the Chairman of the Board of Robertson-Ceco Corporation.

[Nominee to be determined]

    Election requires the affirmative vote of the holders of a majority of the voting power present or represented at the Annual Meeting.

     The Board of Directors recommends a vote FOR each of the directors.

     There are no family relationships among any of the directors or officers, however, Messrs. Heisley and Meadows have an interest in, or are employed by, Heico, one of the Company's principal stockholders.

                         BOARD AND COMMITTEE MEETINGS


The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Audit Committee selects our auditors and oversees the review and auditing of our financial performance. The Compensation Committee reviews the compensation we pay to our key executives to ensure that such compensation is appropriate given such executive's duties, responsibilities and contributions to the Company and administers the Long-Term Incentive Plan and will administer the 2000 Long-term Stock Incentive Plan. The Executive Committee has the authority to take all actions which the Board of Directors as a whole would be able to take, except as limited by applicable law. During part of 1999, the Company's former directors, Messrs. Robert L. McCann, Larry Geis and Philip S. Magiera served as the Audit Committee. Currently, Messrs. Heisley, Meadows and Sage comprise the Audit Committee. Messrs. Sage and Howley currently comprise the Compensation Committee. Messrs. Grivner, Heisley and Meadows currently comprise the Executive Committee, for which Mr. Sage serves as an alternate.

     The Company does not have a Nominating Committee.

     The Board of Directors of the Company held 13 meetings, during the fiscal year ended December 31, 1999. Each director attended more than 75% of all Board and committee meetings that he was eligible to attend.

                            DIRECTORS' COMPENSATION

     In 1999, each member of the Board of Directors served without compensation. The Directors are entitled to reimbursement by the Company for their reasonable expenses incurred in acting as Directors.

     In 2000, pursuant to grants under the proposed 2000 Long-term Stock Incentive Plan, each non-employee director would receive options to acquire 100,000 shares of Common Stock which would vest over a period of four years. See Proposal No. 2 for a more detailed description of these options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1999 fiscal year all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with, except as follows: (1) A Form 3 and a Form 5 relating to a grant of stock options were inadvertently filed late on Mr. Grivner's behalf.
(2) A Form 3 and a Form 5 relating to a grant of stock options were inadvertently filed late on John T. Hanson's behalf. (3) A Form 3 and a Form 4 relating to three transactions were inadvertently filed late on Heico's behalf. (4) A Form 4 relating two transactions was not filed on Heico's behalf. (5) Such forms relating to such transactions were also inadvertently filed late on behalf of Mr. Heisley who must also report Heico's transactions due to his beneficial ownership of Heico's shares. (6) A Form 3 was inadvertently filed late on Mr. Meadows' behalf. (7) A Form 3 was inadvertently filed late on Mr. Sage's behalf. (8) A Form 3 and a Form 4 reporting a single transaction were inadvertently filed late on behalf of our former director, Emily Heisley Stoeckel. (9) A Form 3 and a Form 4 reporting a single transaction were inadvertently filed late on Stephen Courter's behalf.
(10) A Form 3 was inadvertently filed late on behalf of our former director, Larry Geis. (11) A Form 4 reporting a single transaction was inadvertently filed late on Donald C. Hilbert, Jr.'s behalf.

                            EXECUTIVE COMPENSATION

          The following summary compensation table sets forth information concerning cash and non-cash compensation for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997 to (a) the persons who served as Chief Executive Officer during 1999, (b) the four highest paid executive officers who were executive officers as of December 31, 1999 and (c) certain other executive officers who would have been among the four highest paid executive officers if they had been executive officers of the Company as of December 31, 1999 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE





                                                                                            Long-Term Compensation
                                                                                        ------------------------------
                                               Annual Compensation                      Restricted         Securities
     Name and                  ---------------------------------------------------       Stock            Underlying
Principal Position   Year        Salary               Bonus                Other         Award(s)         Options/SARs
-------------------  ----      -----------          ----------           ---------      ------------------------------
Carl J. Grivner(1)   1999         $259,690            $250,000            $100,000(2)        ---            825,000
Chairman of the      1998           ---                 ---                  ---             ---              ---
 Board, Chief        1997           ---                 ---                  ---             ---              ---
 Executive Officer
 and President

John T. Hanson(3)    1999         $108,537            $112,500               ---             ---            150,000
Chief Financial      1998           ---                 ---                  ---             ---              ---
 Officer             1997           ---                 ---                  ---             ---              ---

David Hickey(4)      1999         $128,677            $ 95,416               ---             ---              ---
General Manager -    1998         $ 33,632            $ 21,020            $  6,279           ---            225,000
 Europe              1997           ---                 ---                  ---             ---              ---

Stephen Courter(5)   1999         $157,103              ---               $ 60,000(6)        ---              ---
Former Regional      1998         $ 69,231            $ 43,750            $ 20,068(7)        ---            150,000(8)
 Vice President -    1997           ---                 ---                  ---             ---              ---
 Europe

Paul A. Moore(9)     1999         $300,000(10)        $150,000(10)        $ 63,482(11)       ---              ---
Former Chief         1998         $300,000            $150,000               ---             ---            580,000
 Executive Officer   1997           ---                 ---                  ---             ---              ---

Daniel G.            1999         $238,553            $ 50,000               ---             ---              ---
 Lazarek(12)         1998         $165,000            $ 83,625            $ 30,700(13)       ---            500,000(14)
Former Vice          1997           ---                 ---                  ---             ---              ---
 President Global
 Sales and
 Marketing

Phillip S.           1999         $167,871              ---                  ---             ---              ---
 Magiera(15)         1998         $240,000            $120,000               ---             ---            325,000
Former Chief         1997           ---                 ---                  ---             ---             80,000
 Financial Officer

Donald C. Hilbert,   1999         $132,592              ---                  ---             ---              ---
 Jr.(16)             1998         $ 58,462            $ 21,433               ---             ---             40,000(17)
Former Controller    1997           ---                 ---                  ---             ---              ---

_________________
(1)  Mr. Grivner joined the Company in June 1999.
(2)  Represents $100,000 for moving expenses paid to Mr. Grivner.
(3)  Mr. Hanson joined the Company in July 1999.
(4)  Mr. Hickey joined the Company in September 1998.
(5) Mr. Courter joined the Company in July 1998 and resigned as Regional Vice President - Europe effective January 2000.
(6)  Represents $60,000 for a cost of living differential paid to Mr. Courter.
(7) Represents $20,000 for a cost of living differential and $68 for group term life policy earnings paid to Mr. Courter.
(8) Options to acquire 100,000 shares of Common Stock were cancelled upon Mr. Courter's resignation.
(9) Mr. Moore resigned as Chief Executive Officer and director effective July 15, 1999.
(10) Mr. Moore's salary includes $150,000 paid pursuant to, and his bonus was paid under, a Settlement Agreement dated July 15, 1999.
(11) Includes medical and disability insurance benefits paid by the Company and reimbursements of administrative expenses paid to Mr. Moore pursuant to his Settlement Agreement
(12) Mr. Lazarek joined the Company in March 1998 and resigned as Vice President Global Sales and Marketing effective September 1999.
(13) Includes moving expenses paid to Mr. Lazarek ($27,500) and a car allowance ($3,200).
(14) Options to acquire 150,000 shares of Common Stock were cancelled upon Mr. Lazarek's resignation.
(15) Mr. Magiera joined the Company in January 1998 and resigned as Chief Financial Officer effective September 1999.
(16) Mr. Hilbert joined the Company in June 1998 and resigned as Controller effective March 2000.
(17) Options to acquire 26,667 shares of Common Stock were cancelled upon Mr. Hilbert's resignation.

                             EMPLOYMENT AGREEMENTS


Carl J. Grivner

     In June 1999, we entered into a three-year employment agreement with Mr. Grivner whereby Mr. Grivner agreed to serve as Chief Executive Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Grivner was entitled to a base salary of $500,000 per year, and received a cash bonus of $350,000 during 1999. In 1999, pursuant to his employment agreement Mr. Grivner also received $100,000 in moving expenses in connection with his relocation.

     Mr. Grivner's employment agreement also provides that, if within 90 days of a change of control, but during the employment term, Mr. Grivner terminates his employment because he determines in his sole discretion that he can no longer effectively perform the duties of his position, the Company will pay Mr. Grivner a cash payment equal to the aggregate of the following amounts (1) Mr. Grivner's base salary, as of the date of termination, for the lesser of one-year or the remaining period under the term of the agreement and (2) Mr. Grivner's guaranteed bonus and (3) any accrued or earned and unpaid benefits. In addition, in such an event, Mr. Grivner's options will become fully vested if the stock price goals applicable to the options have been met. If, after a change of control, Mr. Grivner is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (whether by virtue of the benefits of the change of control agreement or otherwise, including by virtue of the acceleration of the exercisability of stock options), we must pay Mr. Grivner an additional amount, a gross-up payment, such that the net amount retained by Mr. Grivner following payment of the excise tax and any federal and state and local tax imposed on the gross-up payment, shall be equal to the excise tax imposed on the payments and benefits received by him under his employment agreement due to the change in control.

     In 1999, pursuant to his employment agreement, Mr. Grivner was awarded options to acquire 825,000 shares of Common Stock. These options have the following terms:

  . Options to acquire 300,000 shares vest as follows: 17,187 on the first day of each month beginning on July 1, 1999 for six months, 103,128 on the first anniversary of the grant date and 93,750 on the second anniversary of the grant date.

  . Options to acquire 180,000 shares vest as follows: 112,500 on the second anniversary of the grant date and 67,500 on the third anniversary of the grant date; provided, however, that no options will vest unless and until the closing price for the Common Stock as reported on Nasdaq SmallCap Market System has been equal to at least $15.00 for a period of at least 30 consecutive trading days.

  . Options to acquire 180,000 shares vest as follows: 138,750 on the third anniversary of the grant date and 41,250 on the fourth anniversary of the grant date, provided that Mr. Grivner must be employed by Company on such dates and provided that no options will vest unless and until the closing price for the Common Stock as reported on Nasdaq

     SmallCap Market System has been equal to at least $20.00 for a period of at least 30 consecutive trading days.

  . Options to acquire 165,000 shares vest on the fourth anniversary of the grant date, provided that Mr. Grivner must be employed by Company on such date and provided that no options will vest unless and until the closing price for the Common Stock as reported on Nasdaq SmallCap Market System has been equal to at least $25.00 for a period of at least 30 consecutive trading days.

     In the first quarter of 2000, Mr. Grivner agreed with the Board of Directors that, in keeping with the Company's new focus, Mr. Grivner's base salary should be decreased to $300,00 per year and Mr. Grivner's bonus was reduced to not less than $150,000 per year. In connection with this reduction in cash compensation, Mr. Grivner was awarded options to acquire 2,175,000 shares of Common Stock under the 2000 Long-term Stock Incentive Plan described under Proposal 2 below.

John T. Hanson

     In May 1999, we entered into a letter agreement with Mr. Hanson whereby he agreed to serve as Chief Financial Officer of the Company. In accordance with the terms of the letter agreement, Mr. Hanson earned a base salary of $235,000 per year and is eligible to receive an annual bonus of $90,000 (which amount was guaranteed for 1999). In 1999, in accordance with the letter agreement, Mr. Hanson received stock options to acquire 150,000 shares of Common Stock which will vest in increments of one-third over a three year period beginning June 29, 2000, unless vesting is accelerated as a result of a change in control of the Company. Mr. Hanson's employment agreement provides that, in the event Mr. Hanson's employment is terminated as a result of a change of control of the Company, he will be entitled to a severance payment equal to one-year of his base salary.

David Hickey

     In September 1998, we entered into an employment agreement with Mr. Hickey whereby he agreed to serve as General Manager Europe - Corporate Development. Pursuant to his employment agreement, Mr. Hickey receives annual base salary of NLG 300,000 ($134,529). Mr. Hickey is eligible to receive a bonus which may be more or less than his targeted amount of 50% of annual base salary. Mr. Hickey receives a monthly expense allowance of NLG 500 ($224) and the Company reimburses him for the cost of leasing a car not exceeding NLG 2,800 per month ($1,256).

Paul A. Moore

     In January 1998, we entered into a two-year employment agreement with Mr. Moore whereby Mr. Moore agreed to serve as an executive of the Company. Pursuant to the terms of his employment agreement, as amended, Mr. Moored earned a base salary of $300,000 during each year of his employment agreement. Mr. Moore was also eligible to earn an annual bonus of up to 50% of his base salary based on criteria to be established by the Board of Directors.

     In July 1999, the Board of Directors accepted Mr. Moore's resignation from employment and all officer and director positions with the Company and its subsidiaries. Mr. Moore entered into an agreement with the Company that terminated the employment agreement described above. Pursuant to this termination agreement, the Company agreed to pay Mr. Moore as follows:

     .  In 1999, $300,000, $150,000 of which represents salary and $150,000 of which represents bonus over six monthly installments

     . In 2000, $450,000 payable in eleven equal monthly installments of $25,000 commencing on January 31, 2000 and a final installment of $175,000 on January 2, 2001

     . No more than $135,000 for office rent and secretarial services through December 31, 2000

     .  Medical and disability insurance benefits through July 2000

     . $15,000 in legal expenses incurred by Mr. Moore relating to the negotiation of the agreement

Stephen R. Courter

     In June 1998, Mr. Courter agreed to serve as the Company's Managing Director - Finance pursuant to a letter agreement. On January 14, 2000, Mr. Courter's employment was terminated and Mr. Courter became employed by a subsidiary of Energis plc ("Energis") as part of the sale of the EnerTel assets by the Company to Energis. Mr. Courter's base salary pursuant to the letter agreement, as amended, was $172,500 and Mr. Courter was compensated for the cost of living differential at a rate of $5,000 per month. Mr. Courter was also eligible to receive a bonus equal to 50% of his base pay. Pursuant to his letter agreement, Mr. Courter was granted an option to acquire 150,000 shares of Common Stock, of which options to acquire 100,00 shares were cancelled when his employment was terminated in January 2000.

Philip Magiera

     In January 1998, we entered into a two-year employment agreement with Mr. Phillip S. Magiera whereby Mr. Magiera agreed to serve as an executive of our company. Pursuant to the terms of his employment agreement, Mr. Magiera earned a base salary of $240,000 during each year of his employment agreement. Mr. Magiera was also eligible to earn an annual bonus of up to 50% of his base salary based on criteria to be established by the Board of Directors.

     In September 1999, the Board of Directors accepted Mr. Magiera's resignation from employment and all officer and director positions with the Company and its subsidiaries.

Daniel G. Lazarek

     In March 1998, we entered into an employment agreement with Mr. Lazarek whereby

Mr. Lazarek agreed to serve as our Vice President of Global Sales and Marketing. Pursuant to the terms of his employment agreement, Mr. Lazarek earned a base salary of $150,000 per year and was eligible to earn performance incentive bonuses up to 50% of his base salary based on criteria to be established by our President.

     In September 1999, the Board of Directors accepted Mr. Lazarek's resignation from employment and all officer and director positions with the Company and its subsidiaries. The Company paid Mr. Lazarek severance in the amount of $6,346.

                           LONG-TERM INCENTIVE PLANS

     Our Amended and Restated Long-Term Incentive Plan (the "Long-Term Incentive Plan") was initially adopted in 1996 as a means to promote our success and enhance our value through (i) linking the personal interests of our directors, key employees and consultants to those of the stockholders, (ii) providing directors and employees with an incentive for outstanding performance and (iii) providing us flexibility in our ability to attract and retain the services of our directors, employees and contractors.

     The Long-Term Incentive Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), whose members must qualify as non-employee directors within the meaning of the Commission's regulations. The Committee is authorized to determine, among other things, the individuals to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each option, the applicable vesting schedule and the exercise price. The Long-Term Incentive Plan provides that, upon a "Change of Control" (as defined in the Long-Term Incentive Plan), all outstanding options and other awards in the nature of rights that may be exercised which have been granted pursuant to the Long-Term Incentive Plan shall become fully exercisable and all restrictions on all awards granted thereunder shall lapse.

     The Board of Directors has the power to amend the Long-Term Incentive Plan from time to time. Stockholder approval of an amendment is only required to the extent that it is required by law or regulatory authority.

     As of December 31, 1999, we had outstanding options to acquire a total of 4,462,635 shares of Common Stock (of which 4,278,819 were vested) with exercise prices ranging from $0.75 to $14.19 per share under the Incentive Plan.

     The Board of Directors has adopted a 2000 Long-term Stock Incentive Plan which is being submitted for stockholder approval at the Meeting. This new incentive plan is described in more detail under Proposal No. 2 below.

                                    OPTIONS

     The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 1999 to each Named Executive Officer of the Company who received such a grant under the Company's Amended and Restated Long-Term Incentive Plan.

                       Option Grants in Last Fiscal Year
                               Individual Grants

                                            % of Total
                             Number of        Options                                                  Potential Realized
                              Shares         Granted to                                                 Value at Assumed
                            Underlying       Employees          Exercise or                            Annual Rates of Stock
                              Options        in Fiscal          Base Price      Expiration               Price Appreciation
      Name                    Granted          Year(1)           Per Share        Date(2)                for Option Term (3)
      ----                    -------          -------           ---------        -------                -------------------

                                                                                                         5%               10%
                                                                                                         ---              ---
Carl J. Grivner              825,000(4)         55.4%              $8.10          5/28/09            $4,525,109        $11,163,745
 Chairman of the
 Board, Chief
 Executive Officer and
 President

John T. Hanson               150,000(5)         10.1%              $3.56          6/29/09            $  489,760        $ 1,096,167
Chief Financial
 Officer

_________________
(1) Based on 1,489,000 total options granted to employees, including the Named Executive Officers, in 1999.
(2)  The term of all options is ten years.
(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed annual rates of stock price appreciation of 5% and 10% are set by rules promulgated by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.
(4)  These options will become exercisable in separate blocks as follows:
     . Options to acquire 300,000 shares, of which 17,187 will vest on the first day of each month beginning on July 1, 1999 for six months; 103,128 will vest on the first anniversary of the grant date; and 93,750 will vest on the second anniversary of the grant date, provided that Executive is employed by the Company on such dates.

     . date and 67,500 will vest on the third anniversary of the grant date, provided that Executive is employed by Company on such dates and provided that no options shall vest unless and until the closing price for the Common Stock has been equal to at least $15.00 for a period of at least 30 consecutive trading days.
     . Options to acquire 180,000 shares, of which 138,750 will vest on the third anniversary of the grant date and 41,250 will vest on the fourth anniversary of the grant date, provided that Executive is employed by Company on such dates and provided that no options shall vest unless and until the closing price for the Common Stock has been equal to at least $20.00 for a period of at least 30 consecutive trading days.
     . Options to acquire 165,000 shares, which will vest on the fourth anniversary of the grant date, provided that Executive is employed by Company on such date and provided that no options shall vest unless and until the closing price for the Common Stock has been equal to at least $25.00 for a period of at least 30 consecutive trading days.
(5) One-third of these options vest on each of the first, second and third anniversaries of the date of grant (June 29, 1999).

                  Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options during the fiscal year ended December 31, 1999, as well as unexercised options held as of the end of such fiscal year.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                      Number of Securities
                    Shares                                Underlying                     Value of Unexercised
                   Acquired                           Unexercised Options at             In-the-Money Options
                      on             Value               December 31, 1999                 December 31, 1999
     Name          Exercise        Realized         Exercisable / Unexercisable       Exercisable / Unexercisable(1)
     ----          --------        --------         -----------   -------------       -----------   ----------------
Carl J. Grivner,         ---               ---          103,122 /       721,878        $       0  /          $   0
 Chairman of the
 Board, Chief
 Executive Officer
 and President

John T. Hanson           ---               ---              --- /       150,000(2)          ---   /          $   0
 Chief Financial
 Officer

David Hickey             ---               ---          175,000 /        50,000(3)     $      0   /          $   0
 General Manager -
 Europe

Stephen Courter          ---               ---           50,000 /       100,000(4)     $      0   /          $   0
 Former Regional
 Vice President -
 Europe

Paul A. Moore        250,000(7)     $2,000,000          520,000 /           ---        $      0   /            ---
 Former Chief
 Executive
 Officer

Phillip S. Magiera       ---               ---          405,000 /           ---        $106,400   /            ---
 Former Chief
 Financial Officer

Daniel G. Lazarek     75,000        $  103,111          275,000 /           ---(5)     $      0   /            ---
 Former Vice
 President Global
 Sales and
 Marketing

Donald C. Hilbert, Jr.   ---               ---           13,000 /        26,667(6)     $      0   /          $   0
 Former Controller

(1) Value is calculated in accordance with the rules of the Securities and Exchange Commission by subtracting the exercise price per share for each option from the fair market value of the underlying Common Stock at December 31, 1999 and multiplying by the number of shares subject to the option. The fair market value of one share of Common Stock as of December 31, 1999 was $2.08 per share.
(2) Options to acquire 100,000 shares of Common Stock were cancelled upon Mr. Courter's resignation effective January 2000.
(3) Represents options held and exercised by MBCP, an entity over which Mr. Moore shares voting and investment powers.
(4) Options to acquire 150,000 shares of Common Stock were cancelled upon Mr. Lazarek's resignation effective September 1999.
(5) Options to acquire 20,000 shares of Common Stock were cancelled upon Mr. Hilbert's resignation effective March 2000.
(6) An additional options to acquire 6,667 shares of Common Stock were also cancelled upon Mr. Hilbert's resignation.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 ("Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

     The Compensation Committee of the Board of Directors is responsible for determining the compensation policies for the executive officers of the Company. It also administers the Long-term Incentive Plan and will administer the 2000 Long-term Stock Incentive Plan described under Proposal No. 2 below, if approved by the stockholders.

Compensation Philosophy

     The Company intends to enter a highly competitive and dynamic industry. The Company's success in such an environment will depend, in large part, on its ability to attract and retain talented executives. The Company must provide executives with long- and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Committee's compensation policies are designed to:

      . Provide a competitive level of compensation to attract and retain talented management;

      .    Reward achievements in corporate performance

      .    Recognize individual initiative and performance

      . Align the interests of executives with the stockholders in order to maximize stockholder value.

     The Committee's goal is to provide a competitive compensation package based on a review of publicly available information about the compensation paid to similarly situated executives. The Committee believes that a substantial portion of compensation should be tied to the attainment of long- and short-term objectives.

     To achieve these compensation objectives, the Committee has developed a compensation philosophy for executive officers consisting of base salary, an annual bonus and awards of stock options.

Base Salary

     The salary levels of our executive officers are set out in employment agreements with the officers and were determined following consultation with independent consultants and outside advisors after considering the executive compensation policies described above. In 2000, it was determined in consultation with Mr. Grivner, that Mr. Grivner's salary should be reduced from $500,000 to $300,000 to align Mr. Grivner's compensation with compensation levels in the Company's anticipated new line of business and that additional stock options should be awarded to Messrs. Grivner, Hanson and Hickey to align their compensation with the industry's focus on stock option-based compensation.

Bonus

     The Committee believes that a significant portion of the compensation of its executive officers, including Mr. Grivner, should be in the form of a bonus. Mr. Grivner's minimum bonus is guaranteed. In keeping with the Company's goals of rewarding achievements in corporate performance and recognizing individual initiative and performance, in early 2000, the Board of Directors awarded Messrs. Grivner and Hanson special bonuses in the amounts of $250,000 and $112,500, respectively, in connection with their efforts relating to the sale of substantially all of the assets of the Company to Energis.

Stock Options

     The Committee believes that stock options provide a valuable tool for aligning the interests of management with stockholders and focusing management's attention on the long-term growth of the Company. The Committee expects to continue granting options.

     In 1999, the Committee granted options to purchase 825,000 shares of Common Stock to Mr. Grivner and options to purchase 150,000 shares of Common Stock to Mr. Hanson. In early 2000, the Board of Directors approved the 2000 Long-term Stock Incentive Plan and its submission to the stockholders to enable the Compensation Committee to continue to use stock options to provide incentives to management.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the Company from deducting more than $1 million in compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for "performance-based compensation" that meets certain requirements, including approval by the stockholders. Certain options granted under the Company's incentive compensation plans may qualify as "performance-based compensation" and will be excluded in calculating the $1 million limit under Section 162(m). Options and other awards that do not qualify as "performanced-based compensation" will not be excluded in calculating the $1 million limit under
Section 162(m).

     Submitted by the Compensation Committee

          Peter A. Howley              Andrew G. C. Sage, III


                         STOCK PRICE PERFORMANCE GRAPH

             Comparison of Five Year Cumulative Total Return Among
                        WorldPort Communications, Inc.,
                 Nasdaq Composite Index and Russell 2000 Index

     The following graph compares total stockholder return on the Company's Common Stock to two indices: the NASDAQ composite index and the Russell 2000 Index. The graph assumes $100 was invested in the Company's Common Stock on June 17, 1997, the first day of trading of the Common Stock, and in each of the foregoing indices, and assumes reinvestment of dividends.



                              [GRAPH APPEARS HERE]


                                                   6/17/97   12/31/97   12/31/98   12/31/99
                                                -------------------------------------------
WorldPort Communications, Inc.                 .  $ 100.00  $  362.50  $  484.38  $  103.91
-------------------------------------------------------------------------------------------
Russell 2000 Index                             .  $ 100.00  $  111.02  $  107.90  $  129.04
-------------------------------------------------------------------------------------------
Nasdaq Composite Index                         .  $ 100.00  $  109.01  $  150.71  $  277.75
-------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

Heico Equity Investment

     On January 25, 1999, the Heico Companies LLC ("Heico") completed a $40 million equity investment in WorldPort pursuant to the Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement"), dated December 31, 1998, between WorldPort and Heico. Pursuant to the Series C Purchase Agreement, Heico acquired an aggregate of 1,132,824 shares of Series C for an aggregate purchase price of $40 million. Heico funded its investment through its existing credit facilities. In this transaction, Heico also received an option (the "Series C Option") to acquire up to 283,206 shares of Series C for an aggregate purchase price of $10 million and certain additional rights including, with respect to the Common Stock issued upon conversion of the Series C, certain demand and piggyback registration rights.

     Pursuant to the Series C Purchase Agreement, on December 31, 1998, WorldPort increased the size of its Board of Directors to eight members and appointed four individuals designated by Heico to serve as directors. WorldPort also agreed to cause Heico's designees to comprise at least one-half of the boards of directors of each of its subsidiaries. In addition, WorldPort amended its Bylaws to provide that at least one of Heico's designees and (except in the limited situation regarding certain proposed refinancings of WorldPort's outstanding credit facility) one of the directors who was not designated by Heico, must approve any action presented for approval by the Board in order for such to be properly approved by the Board. As of November 10, 1999, as a result of three previous resignations, the Board consisted of five directors, three of whom were designated by Heico.

     On July 15, 1999, Heico completed an additional $15 million equity investment in WorldPort through (i) the exercise of the Series C Option to purchase 283,206 additional shares of Series C for an aggregate purchase price of $10 million and (ii) the purchase of 141,603 shares of the newly-created Series E for an aggregate purchase price of $5 million. Heico funded its investment through its existing credit facilities. In connection with this investment, WorldPort granted Heico a three-year option (the "Series F Option") to purchase 424,809 shares of the newly-created Series F for an aggregate purchase price of $15 million.

     As a result of Heico's exercise of the Series C Option, as of July 15, 1999, Heico owned 1,416,030 shares of Series C, representing all of the issued and outstanding shares of Series C. Heico is entitled to 40 votes per share of Series C and is entitled to vote on all matters submitted to a vote of the stockholders of WorldPort, voting together with the holders of Common Stock as a single class. At Heico's option, it may convert the Series C into Common Stock at a conversion price of $3.25 per share of Common Stock (i.e., 10.865 shares of Common Stock for each share of Series C).

     The 141,603 shares of Series E were purchased by Heico pursuant to a Series E Preferred Stock Purchase Agreement, dated as of July 15, 1999, between WorldPort and Heico. Such shares represent all of the issued and outstanding shares of Series E. With respect to the Series E, Heico is entitled to that number of votes as is equal to the number of shares of Common Stock into which the Series E could be converted and is entitled to vote on all matters submitted to a vote of the stockholders of WorldPort, voting together with the holders of Common Stock as a single class. At Heico's option, it may convert the Series E into Common Stock at a conversion price of $3.25 per share of Common Stock (i.e., 10.865 shares of Common Stock for each share of Series E).

     Upon the purchase of Series F, Heico will be entitled to that number of votes as is equal to the number of shares of Common Stock into which the Series F could be converted and will be entitled to vote on all matters submitted to a vote of the stockholders of WorldPort, voting together with the holders of Common Stock as a single class. At Heico's option, following its purchase of Series F, it may convert the Series F into Common Stock at a conversion price of $4.00 per share of Common Stock (i.e., 8.8275 shares of Common Stock for each share of Series F).

     In June 1999, Heico agreed to provide a bond to support a bid by WorldPort to acquire a telecommunications company in Europe. In consideration of the bond, WorldPort agreed to issue to Heico 25,000 shares of WorldPort Common Stock at a purchase price of $0.01 per share. The bond provided by Heico was returned when WorldPort's bid was unsuccessful.

     Heico purchased a participating interest in the Company's interim loan in the amount of approximately $18.6 million in principal plus accrued interest thereon.. In connection with Heico's participation in the interim loan, Heico was granted warrants to purchase 416,240 shares of WorldPort Common Stock for $.01 per share at any time expiring in June 2008.

     In December 1999, WorldPort executed a convertible note in favor of Heico in the aggregate principal amount of $2 million. The convertible note accrued interest at a rate of approximately 14% and matured on January 14, 2000. Heico has elected to convert the convertible note into a newly-created series of convertible preferred stock of WorldPort. We are currently negotiating the terms of the new preferred stock with Heico. It is anticipated that we will issue two million shares of the new preferred stock to Heico in exchange for its note. The preferred stock will be convertible on a 1:1 basis into Common Stock and will have voting rights on an as converted basis. The proceeds of this loan were primarily used by WorldPort as working capital and for general corporate purposes pending the receipt of the proceeds from the Energis transactions.

Interests of Heico in Energis Transaction

     Heico was the minority stockholder of WorldPort Communications Europe Holding B.V. ("WCEH"), owning 15% of its outstanding capital stock, which was sold to Energis as part of the Company's sale of substantially all of its assets to Energis (the "Sale"). Simultaneously with the execution of the agreements relating to the Sale by WorldPort and Energis (the "Sale Agreements"), on November 11, 1999, Heico entered into an agreement with Energis to sell its 15% interest in WCEH for $64.6 million in cash and Energis' agreement to repay to Heico a loan and accrued interest thereon in the aggregate amount of $12.2 million as of September 30, 1999. This transaction was completed contemporaneously with the Sale. Additionally, Heico holds approximately $620,000 of accounts receivable of EnerTel.

     Heico was one of the lenders participating in the Company's interim loan. Heico received approximately $18.6 million in principal plus accrued interest thereon pursuant to the Sale Agreements upon consummation of the Sale when the interim loan was paid in full. In connection with Heico's participation in the interim loan, Heico was granted warrants to purchase 416,240 shares of WorldPort Common Stock for $.01 per share. The warrants expire in June 2008.

     In connection with the service of its designees on WorldPort's Board of Directors, Heico has incurred various expenses which are reimbursable by WorldPort. Heico will be reimbursed for these expenses from the proceeds received by WorldPort from the Sale.

Other Transactions

     Stanley H. Meadows, one of our directors, is a partner of McDermott, Will & Emery, a law firm which provided us with legal services during 1999.

PROPOSAL NO. 2:  APPROVAL OF THE COMPANY'S 2000 LONG-TERM STOCK INCENTIVE PLAN

General

    The Company believes that its success in its new line of business depends significantly upon being able to attract and retain officers and key employees, and that these individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, the Board of Directors adopted the 2000 Long-term Stock Incentive Plan and has directed that it be submitted for approval by the stockholders at the 2000 Annual Meeting. The primary features of the 2000 Long-term Stock Incentive Plan are summarized below. A copy of the 2000 Long-term Stock Incentive Plan is attached as Exhibit A and should be referred to for a complete statement of its terms.

     The Company's directors, officers, other employees and any key consultant or other person providing key services to the Company or one of its subsidiaries will be eligible to receive awards under the plan when designated by the Compensation Committee (or subcommittee) of the Board of Directors. Currently, approximately 13 persons consisting of directors, officers and key employees of the Company and its subsidiaries are expected to participate in the plan. Incentives under the plan may be granted in any one or a combination of the following forms:

        .  incentive and non-qualified stock options;

        .  restricted stock; and

        .  other stock-based awards.

Purposes of the Proposal

     The Company is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The Company believes that providing personnel with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. As only 1,939,448 shares remain available for grant under the existing Long-Term Incentive Plan, the Company believes that it is important that a new plan be established to allow the Company to accomplish its goals.

Terms of the 2000 Long-term Stock Incentive Plan

     Shares Issuable through the Plan

     The total number of shares of Common Stock with respect to which incentives may be granted under the 2000 Long-term Stock Incentive Plan is limited to 15,000,000 shares, representing approximately 30.1% of the outstanding Common Stock (including preferred stock on an as-converted basis). In addition, commencing January 1, 2001, and on each January 1st thereafter ending with January 1, 2007, the number of shares shall be increased by the number of whole shares of Common Stock as is equal to one percent of the number of shares of Common Stock issued and outstanding on January 1st. No more than 5,000,000 of such shares may be issued as incentive stock options.


     If the proposed plan is approved by the stockholders, the Company would have outstanding options to acquire 8,712,635 shares, or 17.5% of the outstanding Common Stock (including preferred stock on an as-converted basis). The Company would also have available for future grants 1,939,448 shares under the existing plan and 10,350,000 shares under the 2000 Long-term Stock Incentive Plan.

     Limitations And Adjustments To Shares Issuable Through The Plan

     Incentives relating to no more than 2,000,000 shares may be granted to a single participant in one calendar year. No more than 100,000 shares may be granted to any non-employee director in any calendar year. If permitted by the Compensation Committee, any incentive may be settled in cash rather than Common Stock.

     For purposes of determining the maximum number of shares of Common Stock available for delivery under the plan, shares of Common Stock that are not delivered because the incentive is forfeited or cancelled and shares of Common Stock that are not delivered to a participant because the incentive is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been delivered under the plan.

     Appropriate adjustments may be made to all of the share limitations provided in the plan, including shares subject to outstanding incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, and the terms of any incentive will be adjusted to the extent appropriate to provide participants with substantially the same relative rights before and after the occurrence of such an event.

     On March 22, 2000, the closing sale price of a share of Common Stock, as reported on the Nasdaq OTC Bulletin Board was $3.2188.

     Administration of the Plan

     The plan provides for a committee of the Board of Directors to administer the plan and the Board has designated the Compensation Committee to serve that purpose. The Compensation Committee has authority to:

     .  award incentives under the plan;

     . establish any rules or regulations relating to the plan that it determines to be appropriate;

     .  delegate its authority as appropriate; and

     . make any other determinations that it believes necessary or advisable for the proper administration of the plan.

     The Compensation Committee may delegate its authority under the plan for grants to non-executive officers.

     Amendments to the Plan

     The board of directors may amend or discontinue the plan at any time. However, stockholder approval of an amendment will be necessary if the amendment would:

      . increase the benefits accruing to participants under the plan;

      . increase the number of shares of Common Stock that may be issued under the plan; or

      .  expand the classes of persons eligible to participate in the plan.

     No amendment or discontinuance of the plan may change or impair any previously granted incentive without the consent of the recipient.

     Types of Incentives

     The Compensation Committee may grant non-qualified or incentive stock options, restricted stock, and other stock-based awards, each of which is described further below.

     Stock Options. The Compensation Committee may grant non-qualified options or incentive options to purchase shares of Common Stock. The Compensation Committee will determine the number of shares covered by and the exercise price of each option. The option exercise price may not be less than the fair market value of the Common Stock on the date of grant, except in the case of an option granted in substitution for an award of another company in an acquisition transaction. The term of the options, and the time or times that the options become exercisable, will also be determined by the Compensation Committee; however, the term of an incentive stock option may not exceed 10 years. The Compensation Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

     The option exercise price may be paid in cash, by check, in shares of Common Stock that (unless otherwise permitted by the Compensation Committee) have been held for at least six months or, if permitted by the Compensation Committee, other property or through a broker-assisted "cashless" exercise arrangement.

     Incentive stock options will be subject to certain additional requirements necessary in order to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code.

     Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible participant and made subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in an agreement with the participant. The agreement may specify that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. Unless otherwise provided in the restricted stock agreement, the Compensation Committee may at any time declare the restricted period terminated and permit the sale or transfer of restricted stock. Subject to the restrictions provided in the restricted stock agreement and the plan, a participant receiving restricted stock will have all of the rights of a stockholder.

     Restricted stock intended to qualify as performance-based compensation must meet additional requirements imposed by Section 162(m) of the Internal Revenue Code.

     Other Stock-Based Awards. The Compensation Committee is authorized to grant other stock-based awards, including performance units, stock appreciation rights, and bonus stock and awards in lieu of cash obligations, the value of which would be based in whole or in part on the value of shares of Common Stock. Other stock-based awards may be awards of shares of Common

Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Compensation Committee determines the terms and conditions of any such stock-based awards and may provide that these awards are payable in whole or in part in cash. Other stock-based awards intended to qualify as performance-based compensation must be meet additional requirement imposed by Section 162(m) of the Internal Revenue Code.

     Termination of Employment

     If a participant ceases to be an employee of the Company for any reason, including death, any incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the Compensation Committee in the award agreement with the participant.

     Change of Control

     In the event of a change of control of the Company (as defined in the plan), all outstanding incentives granted under the plan may automatically become fully exercisable, all restrictions or limitations on any incentives may lapse and all performance criteria and other conditions relating to the payment of incentives may be deemed to be achieved or waived as provided in the award agreements.

Transferability of Incentives

     The incentives awarded under the plan may not be transferred except:

     .  by will;

     .  by the laws of descent and distribution; or

     . in the case of awards, other than incentive stock options, without consideration, to such persons as may be permitted by the Compensation Committee.

Payment Of Withholding Taxes

     The Company may withhold from any payments or stock issuances under the plan or from payroll, or collect as a condition of payment, any taxes required by law to be withheld.

Federal Income Tax Consequences of Stock Options

     Under existing federal income tax provisions, a participant who receives stock options under the plan will not recognize any income, nor will the Company be entitled to any tax deduction, in the year the option is granted.

     When a non-qualified stock option is exercised, the employee will recognize ordinary income in an amount equal to the excess of (1) the aggregate fair market value of the shares on the exercise date over (2) the exercise price paid for the shares, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction in an amount equal to the amount includable in the income of the participant in the taxable year in which the employee is required to recognize the income.

     A participant generally will not recognize any income upon the exercise of an incentive stock option. However, the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment that may, depending on particular factors relating to the employee, subject the participant to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed to the extent it exceeds the individual's regular federal income tax, and it is intended to ensure that individual taxpayers who have economic income do not avoid income tax by taking advantage of exclusions, deductions and credits. A participant will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired upon exercise of an incentive stock option, provided the participant does not dispose of this stock within either two years from the date of grant or one year from the date of exercise (the "required holding periods"). A participant disposing of these shares before the expiration of the required holding period will recognize ordinary income, generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the stock before the expiration of the required holding period.

     If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

     When the exercisability of an option granted under the plan is accelerated upon a change of control, not more than any excess on the date of the change in control of the fair market value of the shares subject to the option over the exercise price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Internal Revenue Code) if the sum of these amounts and any other contingent payments received by the employee exceeds an amount equal to three times the "base amount" for the employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding the change in ownership or control. An "excess parachute payment" with respect to any employee is the excess of the present value of the parachute payments to the person, in the aggregate, over and above that person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payments, and we will be denied any deduction with respect to the excess parachute payments.

Awards To Be Granted

     The Compensation Committee has approved the grant of non-qualified options to purchase a total of 4,650,000 shares of Common Stock under the 2000 Long-term Stock Incentive Plan, to the persons and groups described in the table below.

New Plan Benefits under the 2000 Long-term Stock Incentive Plan

Name And Position                             Number Of Options         Option Price
-----------------                            ------------------         ------------
     Employees
     Carl J. Grivner                          2,750,000                 $ 2.6934
     Chief Executive Officer

     John T. Hanson                             650,000                 $ 2.6934
     Chief Financial Officer

     David Hickey                               650,000                 $ 2.6934
     General Manager Europe-
     Corporate Development

     All other employees as a group             200,000                 $ 2.6934

     Non-employees
     [new director]                             100,000                    (1)
     Director
     Michael E. Heisley, Sr.                    100,000                    (1)
     Director
     Stanley H. Meadows                         100.000                    (1)
     Director
     Andrew G. C. Sage II                       100,000                    (1)
     Director

________________________
(1) The exercise price of these options will be the fair market value of the Common Stock on the date of grant

Vote Required

     The affirmative vote of the holders of a majority of the voting power present or represented at the Meeting is required for approval of the 2000 Long-term Stock Incentive Plan. The Company and its Chief Executive Officer have already received irrevocable proxies from certain of the Company's stockholders directing such proxy holders to vote such stockholders' shares of Series B and Series D Preferred Stock in favor of this proposal. Such shares, together with the shares controlled by the Company's officers and directors, represent approximately 94 million votes or approximately 75% of the total outstanding voting power of the Company.

     The Board Of Directors unanimously recommends that stockholders vote FOR the proposal to approve the 2000 Long-term Stock Incentive Plan.

PROPOSAL NO. 3:   APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO CHANGE THE NAME OF THE COMPANY TO [NEW NAME]

     On April 6, 2000, the Board of Directors unanimously adopted a resolution authorizing an amendment to the Company's Certificate of Incorporation changing the name of the Company to "[new name]." The Board also recommended that the proposed amendment be submitted to the Company's stockholders for consideration and approval at the Meeting.

     If the proposal to change the name of the Company is approved by the stockholders, Article One of the Certificate of Incorporation will be amended to read in its entirety as follows:

          "Article One: The name of the corporation is [new name]."

In all other respects, the terms and provisions of the Certificate of Incorporation will remain unaltered.

     When the Company began its operations in 1997, WorldPort Communications, Inc. was a telecommunications company serving Europe and the United States of America. In January 2000, the Company sold substantially all of its assets and began to explore new lines of business to pursue. The Board of Directors believes that the new name "[new name]" reflects the Company's new focus.

     The change of name will not affect the validity or transferability of stock certificates currently outstanding, and the Company's stockholders will not be required to surrender or exchange any certificates now held by them. The change will not affect the capital structure of the Company. If the proposal is approved by the stockholders, the change in the Company's name will become effective upon filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. It is anticipated that the officers of the Company will promptly make appropriate filings in the State of Delaware and take any other actions necessary to implement the amendment; however, if in the judgment of the Board of Directors, any circumstances exist that would make consummation of the name change inadvisable, then, in accordance with Delaware law and notwithstanding the approval of the stockholders of the proposed amendment, the Board may abandon the name change, either before or after approval by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

     The Company intends to change its stock ticker symbol from "WRDP" to "[new ticker]" upon effectiveness of the name change.

     The affirmative vote of the holders of a majority of the voting power present or represented at the Annual Meeting is required for approval of this proposal.


     The Board of Directors recommends that the stockholders vote FOR the proposal to amend the certificate of incorporation to change the Company's name to "[new name]."

PROPOSAL NO. 4:  APPROVAL OF AN AMENDMENT TO CERTIFICATE OF  INCORPORATION TO
                 INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY

     The Company's Certificate of Incorporation currently authorizes the issuance of 65,000,000 shares of Common Stock. The Board of Directors has approved an amendment to increase the number of authorized shares of Common Stock to 200,000,000. The number of authorized shares of Preferred Stock will remain unchanged.

     Specifically, Article Four, Paragraph A of the Certificate of Incorporation will be amended and restated in its entirety as follows:

     "A. Common Stock. Two Hundred Million (200,000,000) shares of Common Stock, with par value of $.0001 per share, to be issued as and when the Board of Directors shall determine."

In all other respects, the terms and provisions of the Certificate of Incorporation will remain unaltered.

     As of March 22, 2000, approximately 28,737,589 of the Company's 65 million currently authorized shares of Common Stock were issued and outstanding. Of the remaining authorized shares of Common Stock, approximately 6,402,083 were reserved for issuance in connection with the Company's benefit plans, 21,103,171 were reserved for issuance upon conversion of the Company's issued and outstanding Preferred Stock and 4,069,904 were reserved for issuance in connection with the warrants issued to lenders under the Company's prior interim loan facility.

     Upon approval of the proposed amendment by the stockholders, the additional shares of Common Stock would be authorized, but unissued and unreserved and could be issued for various general corporate purposes including, among other things, stock splits, stock dividends, benefit plans, including the 2000 Long-term Stock Incentive Plan described under Proposal No. 2 above, financing transactions or acquisitions. The Board of Directors believes that the additional authorized Common Stock would give the Company greater flexibility by allowing the Company to issue shares of Common Stock for these and other purposes without the expense and delay of a stockholders meeting to authorize additional shares if and when the need arises. However, the issuance of the additional shares of Common Stock may have a dilutive effect on the Company's earnings per share and the percentage voting power of a stockholder that does not purchase additional shares of Common Stock.

     The Board of Directors is not proposing the increase in the authorized number of shares of Common Stock with the intention of using the shares for anti-takeover purposes. However, it is possible that the issuance of additional shares of Common Stock authorized by the proposed amendment may render more difficult or discourage a merger, tender offer or proxy contest involving the Company, the assumption of control of the Company by the holder of large block of the Common Stock or the removal of incumbent management. For example, the issuance of additional shares of Common Stock could discourage a potential acquiror by:

    . increasing the number of shares of Common Stock necessary to gain control of the Company

    . permitting the Company, through the public or private issuance of shares of Common Stock, to dilute the stock ownership of a potential acquiror or

    . permitting the Company to privately place shares of Common Stock with purchasers who may side with the Company's Board of Directors in opposing a takeover bid

     Except for the proposed 2000 Long-term Stock Incentive Plan and the grants contemplated thereunder described under Proposal No. 2 above, the option to acquire Series F Preferred Stock held by Heico, and the convertible note issued to Heico, the Company does not have any current plans, agreements or understandings under which any of the additional shares of Common Stock to be authorized would be issued.

     If the proposal is approved by the stockholders, the increase in the number of authorized shares of Common Stock will become effective upon filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. It is anticipated that the officers of the Company will promptly make appropriate filings in the State of Delaware and take any other actions necessary to implement the amendment. If in the judgment of the Board of Directors, any circumstances exist that would make consummation of the increase in the number of authorized shares of Common Stock inadvisable, then, in accordance with Delaware law and notwithstanding the approval of the stockholders of the proposed amendment, the Board may abandon the increase, either before or after approval by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

     The Company's stockholders will have no dissenters' rights with respect to the proposed amendment and will have no preemptive rights in connection with the issuance of any new shares of Common Stock.

     The Company and its Chief Executive Officer have already received irrevocable proxies from certain of the Company's stockholders directing such proxy holders to vote such stockholders' shares of Series B and Series D Preferred Stock in favor of this proposal. Such shares, together with the shares controlled by the Company's officers and directors, represent approximately 94 million votes or approximately 75% of the total outstanding voting power of the Company.


     The affirmative vote of the holders of a majority of the voting power present or represented at the Annual Meeting is required for approval of this proposal.


     The Board of Directors recommends that the stockholders FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 to 200,000,000.

PROPOSAL NO. 5 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP has audited the books and records of the Company since its inception and the Board of Directors will recommend at the Meeting that the stockholders ratify the selection of Arthur Andersen LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


     The affirmative vote of the holders of a majority of the voting power present or represented at the Annual Meeting is required for approval of this proposal.


     The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP.

STOCKHOLDERS' PROPOSALS FOR THE 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 19, 2000.

     Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company at the Company's principal executive offices by April 14, 2001 or if received prior to February 12, 2001.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

                              By Order of the Board of Directors



                              Carl J. Grivner
                              Chief Executive Officer

                                                                       EXHIBIT A

                         WORLDPORT COMMUNICATIONS, INC.
                      2000 LONG-TERM STOCK INCENTIVE PLAN


SECTION 1.  Purpose of the Plan

     The purpose of the WorldPort Communications, Inc. 2000 Long-Term Stock Incentive Plan (the "Plan") is to promote the success, and enhance the value, of WorldPort Communications, Inc. (the "Company") by linking the personal interests of its directors, officers, employees and key consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of individuals upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

SECTION 2.  Definitions

     For purposes of the Plan, the following terms shall have the meanings as set forth below:

            (a) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Performance Units, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award or other cash payments granted to a Participant under the Plan.

            (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

            (c) "Change of Control" means and includes each of the following:

                (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (collectively, a "Person"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such Person (other than a Person covered under paragraph (ii) below) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company;

               (ii) the shareholders of the Company approve a merger or
                    consolidation of the Company with any other corporation, other than a merger or consolidation which would result in
                    (x) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that merger or consolidation, of the voting securities of the Company, (y) no person (other than the Company, that entity resulting from that merger or consolidation, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary 80% or more of whose outstanding voting stock is directly or indirectly beneficially owned by the Company or that entity resulting from that merger or consolidation) beneficially owning, directly or indirectly, 20% or more of the then outstanding shares of common stock of the entity resulting from that merger or consolidation or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (z) at least a majority of the members of the Board of Directors of the entity resulting from that merger or consolidation being Continuing Directors;

              (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets; or

              (iv) with respect to a Person who beneficially owns, as of the date this Plan is adopted by the Company shareholders, directly or indirectly, more than 25% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company, the consummation by such Person of a transaction which results in the Company no longer having any securities registered pursuant to Section 12 of the Exchange Act.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, including amendments or successor statutes or similar intent.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on January 1, 2000, or (ii) was nominated for election or elected to such Board with the affirmative vote of at least two-thirds (2/3) of the Continuing Directors who were members of such Board at the time of such nomination or election (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation or proxies or consents by or on behalf of a person other than the Board of Directors.

          (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the closing sales price of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the closing sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

          (h) "ISO" means any Option designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

          (j) "Option" means a right granted to a Participant pursuant to
Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

          (k) "Performance Unit" means a right granted to a Participant pursuant to Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

          (l) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

          (m) "Stock" means the common stock, $.0001 par value per share, of the Company.

          (n) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

          (o) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

          (p) "Subsidiary" shall mean any corporation, during any period in which it is a "subsidiary corporation" (as that term is defined in Section 424(f) of the Code) with respect to the Company.

SECTION 3.  Administration of the Plan

     The Plan shall be administered by a committee of the Board of Directors of the Company consisting of two or more directors appointed, from time to time, by the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board (the "Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and shareholders of the Company.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the persons from among those eligible under Section 4 to participate in the Plan ("Participants") who will receive Awards pursuant to the Plan; (b) to determine the type or types of Awards to be granted to each Participant; (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and applicable law.

SECTION 4.  Participation in the Plan

     Participants in the Plan shall be selected by the Committee from among the employees of the Company and its Subsidiaries, any consultant or other person providing key services to the Company or a Subsidiary, and any member of the Board of Directors of the Company or a Subsidiary; provided, however, that only
                                                   --------  -------
persons who are key employees of the Company or any Subsidiary may be granted Options which are intended to constitute ISOs.

SECTION 5.  Plan Limitations; Shares Subject to the Plan

     (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 15,000,000 shares of Stock plus, commencing on January 1, 2001, and on each January 1 thereafter ending with January 1, 2007, the number of shares of Stock shall be increased by the number of whole shares of Stock as is equal to 1% of the number of shares of Stock issued and outstanding on each such January 1.

     (b) Notwithstanding anything in the Plan to the contrary (subject to adjustment as provided in Section 8(a) of the Plan), the aggregate number of shares (i) available for issuance as Awards constituting ISOs shall not exceed 5,000,000 shares of Stock; (ii) that may be covered by Awards granted to any one individual during any calendar year as Options and SARs shall be 2,000,000; or
(iii) that may be covered by Awards granted to any non-employee director in any calendar year as an Option, SAR, and Restricted Stock shall be 100,000 shares of Stock.

     (c) No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however,
                                                           --------  -------
that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

SECTION 6.  Awards

     (a)    General.  Awards may be granted on the terms and conditions set
            -------
forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to
             --------  -------
accelerate waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

     (b)    Options.  The Committee may grant Options to Participants on the
            -------
following terms and conditions:

            (i)   Exercise Price.  The exercise price of each Option shall be
                  --------------
                  determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

            (ii)  Time and Method of Exercise. The Committee shall determine the
                  ---------------------------
                  time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

            (iii) Incentive Stock Options. The terms of any Option granted under
                  -----------------------
                  the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

     (c)    Performance Units.  The Committee is authorized to grant Performance
            -----------------
Units to Participants on the following terms and conditions:

          (i)  Performance Criteria and Period.  At the time it makes an award
               -------------------------------
               of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

          (ii) Value of Performance Units.  The value of each Performance Unit
               --------------------------
               at any time shall equal the book value per share of the Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

     (d)  Restricted Stock.  The Committee is authorized to grant Restricted
          ----------------
Stock to Participants on the following terms and conditions:

          (i)  Restricted Period.  Restricted Stock awarded to a Participant
               -----------------
               shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

          (ii)  Forfeiture.  Restricted Stock shall be forfeitable to the
                ----------
                Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

          (iii) Certificates for Stock.  Restricted Stock granted under the
                ----------------------
                Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

          (iv)  Rights as a Shareholder.  Subject to the terms and conditions of
                -----------------------
                the Award Agreement, the Participant shall have all the rights of a shareholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

     (e)  Stock Appreciation Rights.  The Committee is authorized to grant SARs
          -------------------------
to Participants on the following terms and conditions:

          (i)   Right to Payment. An SAR shall confer on the Participant to whom
                ----------------
                it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one share of Stock on the date of exercise over (y) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

          (ii)  Other Terms.  The Committee shall determine the time or times at
                -----------
                which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

     (f)  Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is
          --------------------------------------------------
authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of
                                          --------
Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 under the Exchange Act so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g)  Other Stock-Based Awards.  The Committee is authorized, subject to
          ------------------------
limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b), (d) and (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

     (h)  Cash Payments.  The Committee is authorized, subject to limitations
          -------------
under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

     (i)  Dividends and Dividend Equivalents. An Award (including without
          ----------------------------------
limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

SECTION 7. Additional Provisions Applicable to Awards

     (a)  Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted
          ------------------------------------------------------
under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a

Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock: (i)granted in substitution for an outstanding Award or award, shall be not less than the lesser of (x) the Fair Market Value of a share of Stock at the date such substitute Award is granted or
(y) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

     (b)  Exchange and Buy Out Provisions.  The Committee may at any time offer
          -------------------------------
to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

     (c)  Performance Conditions.  The right of a Participant to exercise or
          ----------------------
receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

     (d)  Term of Awards.  The term of each Award shall, except as provided
          --------------
herein, be for such period as may be determined by the Committee; provided,
                                                                  --------
however, that in no event shall the term of any ISO, or any SAR granted in
-------
tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (e)  Form of Payment.  Subject to the terms of the Plan and any applicable
          ---------------
Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

     (f)  Awards to Comply with Section 162(m).  The Committee may (but is not
          ------------------------------------
required to) grant an Award pursuant to the Plan to any key employee which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, shareholders' equity, financial return ratios, market performance or total shareholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

          The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 2,000,000 shares of Stock (whether payable in cash or Stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 1,000,000 Performance Units, and (iii) cash payments of $1,000,000.

     (g)  Change of Control.  In the event of a Change of Control of the
          -----------------
Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions, subject to such additional conditions (whether occurring at the time of such Change in Control or thereafter) as the Committee shall determine and as shall be set forth in the Award Agreement with the Participant, may become immediately 100% vested in each Participant or may be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for such period (but not in excess of the remaining duration of the Award) as is provided in such Award Agreement.

SECTION 8.Adjustments upon Changes in Capitalization; Acceleration in Certain Events

     (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards; (iii) the aggregate number and kind of shares of Stock available under the Plan; (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding

Performance Units; and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case,
                                               --------  -------
that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

     (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

SECTION 9.  General Provisions

     (a)  Changes to the Plan and Awards.  The Board of Directors of the Company
          ------------------------------
may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the shareholders for approval; provided, however, that without the consent of an affected
          --------  -------
Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of
                                  --------  -------
an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

          The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

     (b)  No Right to Award or Employment.  No Participant or other person shall
          -------------------------------
have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

     (c)  Taxes.  The Company or any Subsidiary is authorized to withhold from
          -----
any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (d)  Limits on Transferability; Beneficiaries.  No Award or other right or
          ----------------------------------------
interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to such persons as may be permitted by the Committee. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

     (e)  No Rights to Awards; No Shareholder Rights.  No Participant shall have
          ------------------------------------------
any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

     (f)  Discretion.  In exercising, or declining to exercise, any grant of
          ----------
authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any shareholder or any other person.

     (g)  Effective Date; Shareholder Approval.  Subject to the approval of the
          ------------------------------------
shareholders of the Company at the Company's 2000 annual meeting of its shareholders, the Plan shall be effective as of March 15, 2000; provided,
                                                                --------
however, that to the extent that Awards are granted under the Plan prior to its
-------
approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting.

                         FORM OF PROXY CARD             Please mark your
                                                        votes as in this
                                                        example  [ ]

                       FOR all nominees     WITHHOLD AUTHORITY
                       listed at right        to vote for all
                     (except as marked)   nominees listed at right


                                                         Nominees:
1. The election of five (5)      [ ]            [ ]      Carl J. Grivner
   Directors of the Company.                             Michael E. Heisley, Sr.
                                                         Stanley H. Meadows
                                                         Andrew G. C. Sage, II
                                                         [new director]

(INSTRUCTION: To withhold authority to vote
for any individual nominee, strike a line
through the nominee's name in the list to
the right)
                                                  FOR       AGAINST      ABSTAIN
2. Approve the Company's 2000 Long-term Stock
Incentive Plan.
                                                  [ ]         [ ]          [ ]
3. Approve a change in the name of the Company
to [new name].
                                                  [ ]         [ ]          [ ]
4. Approve the increase in the number of
authorized shares of the Company from             [ ]         [ ]          [ ]
65,000,000 shares to 200,000,000 shares.

5. Ratify the appointment of Arthur Andersen LLP
as the Company's independent auditors.
                                                  [ ]         [ ]          [ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated April 17, 2000.

SIGNATURE(S): __________________________ Date: ___________
                  (Signature)

SIGNATURE(S): __________________________ Date: ___________
               (Signature if held jointly)

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         WORLDPORT COMMUNICATIONS, INC.
          1825 Barrett Lakes Blvd., Suite 100, Kennesaw, Georgia 30144 This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of WorldPort Communications, Inc., a corporation under the laws of the State of Delaware, hereby appoints Carl J. Grivner and John T. Hanson, as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of WorldPort Communications, Inc., which the undersigned is or may be entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Hotel located at 1750 Lake Cook Rd, Northbrook, Illinois at 1:00 p.m. central time, on
Monday, May 15, 2000, or any adjournment thereof. The Board of Directors recommends a vote FOR the proposals on the reverse side.

                 IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE